Exhibit 10.18

Amendment No. 1, Dated April 29, 2002

to Intellectual Property Assignment Agreement

Dated February 28, 2002

THIS AMENDMENT NO. 1, dated April 29, 2002 (“Effective Date”) to Intellectual Property Assignment Agreement (“Agreement”) dated February 28, 2002 (“Amendment”) is made and entered into by and between Overstock.com, Inc., a Utah corporation with offices at 6322 South, 3000 East, Suite 100, Salt Lake City, Utah 84121, its subsidiaries, affiliates, successors and assigns (“Company”) and Douglas Greene, an individual (“Developer”).

WHEREAS, the parties desire to clarify their understanding of the Technology and intellectual property assigned by Developer under the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                     Terms not otherwise defined in this Amendment shall have the meaning as set forth under the Agreement.

2.                     Schedule A of the Agreement is amended to read as follows:

“Schedule A
Technology

1. The Overstock.com web site, any related infrastructure or system (including, but not limited to, transaction processing systems, network infrastructure and related software or content).

2. Application Server Technology (AST).

Multi-platform Internet software development facility and supporting middle level software, including, without limitation, the following components:  AST Development Module and AST Enablement Module.  AST enables software developers to easily create web-enabled applications which can be hosted across numerous hardware platforms, including Windows 2000, Windows NT, Linux, Unix, IBM AS400 and IBM MVS.  AST supports development in C and C++.”

3.                     Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect.  This Amendment and the Agreement represent the entire agreement of the parties in respect to the subject matter of the Agreement and supersede all prior agreements between the parties, whether oral or written, of any nature whatsoever, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

DEVELOPER			COMPANY

By:	/s/ Douglas Greene	By:	/s/ Jason Lindsey

Name:	Douglas Greene	Name:	Jason Lindsey

Title:	CTO	Title:	CFO